UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreements

On June 26, 2019, Inpixon, a Nevada corporation (the “Company”), and the holder (the “Note Holder”) of that certain outstanding promissory note, issued on October 12, 2018 (as amended, supplemented or otherwise modified, the “Original Note”), with an outstanding balance of $1,027,190.88 as of June 26, 2019, entered into an exchange agreement, pursuant to which the Company and the Note Holder agreed to (i) partition a new promissory note in the form of the Original Note in the original principal amount equal to $135,000 and then cause the outstanding balance to be reduced by $135,000; and (ii) exchange the partitioned note for the delivery of 228,814 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an effective price per share equal to $0.59. The shares of Common Stock will be delivered to the Note Holder on or before June 27, 2019 and the exchange will occur with the Note Holder surrendering the partitioned note to the Company on the date when the shares of Common Stock are approved and held by the Note Holder’s brokerage firm for public resale.

On June 27, 2019, the Company and the Note Holder of the Original Note, with an outstanding balance of $892,438.72 as of June 27, 2019, entered into another exchange agreement, which agreement is substantially similar to the agreement entered into on June 26, 2019, pursuant to which the Company and the Note Holder agreed to (i) partition a new promissory note in the form of the Original Note in the original principal amount equal to $170,000 and then cause the outstanding balance to be reduced by $170,000; and (ii) exchange the partitioned note for the delivery of 275,974 shares of Common Stock (together with the 228,814 shares of Common Stock issued pursuant to the exchange agreement entered into on June 26, 2019, the “Exchange Shares”) at an effective price per share equal to $0.616. The shares of Common Stock will be delivered to the Note Holder on or before June 28, 2019 and the exchange will occur with the Note Holder surrendering the partitioned note to the Company on the date when the shares of Common Stock are approved and held by the Note Holder’s brokerage firm for public resale.

The description of the exchange agreements is qualified in its entirety by the full text of the exchange agreements, a form of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Note Purchase Agreement and Promissory Note

On June 27, 2019, the Company entered into a note purchase agreement (the “Purchase Agreement”) with an institutional investor identified therein (the “Holder”), pursuant to which the Company agreed to issue and sell to the Holder an unsecured promissory note (the “Note”) in an aggregate principal amount of $1,895,000.00 (the “Initial Principal Amount”), which is payable on or before the date that is 9 months from the issuance date. The Initial Principal Amount includes an original issue discount of $375,000.00 and $20,000.00 that the Company agreed to pay to the Holder to cover the Holder’s legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the Note, the Holder paid an aggregate purchase price of $1,500,000.00 (the “Transaction”).

The terms of the Note include:

Interest. Interest on the Note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the Note.

Prepayment. The Company may pay all or any portion of the amount owed earlier than it is due; provided, that in the event the Company elects to prepay all or any portion of the outstanding balance, it shall pay to the Holder 115% of the portion of the outstanding balance the Company elects to prepay.

Redemption. Beginning on the date that is 6 months from the issuance date and at the intervals indicated below until the Note is paid in full, the Holder shall have the right to redeem up to an aggregate of 1/3 of the initial principal balance of the Note each month (each monthly exercise, a “Monthly Redemption Amount”) by providing written notice (each, a “Monthly Redemption Notice”) delivered to the Company; provided, however, that if the Holder does not exercise any Monthly Redemption Amount in its corresponding month then such Monthly Redemption Amount shall be available for the Holder to redeem in any future month in addition to such future month’s Monthly Redemption Amount. Upon receipt of any Monthly Redemption Notice, the Company shall pay the applicable Monthly Redemption Amount in cash to the Holder within five business days of the Company’s receipt of such Monthly Redemption Notice.

Default Events. The Note includes customary event of default provisions, subject to certain cure periods, and provides for a default interest rate of 22%. Upon the occurrence of an event of default (except a default due to the occurrence of bankruptcy or insolvency proceedings (the “Bankruptcy-Related Event of Default”)), the Holder may, by written notice, declare all unpaid principal, plus all accrued interest and other amounts due under the Note to be immediately due and payable at an amount equal to 115% of the outstanding balance of the Note (the “Mandatory Default Amount”). Upon the occurrence of a Bankruptcy-Related Event of Default, without notice, all unpaid principal, plus all accrued interest and other amounts due under the Note will become immediately due and payable at the Mandatory Default Amount.

Pursuant to the terms of the Purchase Agreement, if at any time while the Note is outstanding, the Company will immediately following the completion of any offering of its equity securities make a cash payment to the Holder in the following amount: (a) twenty-five percent (25%) of the outstanding balance of the Note if the Company receives net proceeds equal to $2,500,000.00 or less; (b) fifty percent (50%) of the outstanding balance of the Note if the Company receives net proceeds of more than $2,500,000.00 but less than $5,000,000.00; and (c) one hundred percent (100%) of the outstanding balance of the Note if the Company receives net proceeds equal to $5,000,000.00 or more.

In addition, if any time while the Note is outstanding, if the Company intends to enter into a financing pursuant to which it will issue securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Company’s common stock, or (B) are or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (a “Future Offering”), then the Company must first offer such opportunity to the Holder to provide such financing to the Company on the same terms no later than five (5) trading days immediately prior to the trading day of the expected announcement of the Future Offering (the “Right of First Refusal”). If the Holder is unwilling or unable to provide such financing to the Company within five (5) trading days from the Holder’s receipt of notice of the Future Offering from the Company, then the Company may obtain such financing upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the notice. If the Company does not receive the financing within 30 days after the date of the notice, then the Company must again offer the financing opportunity to the Holder as described above, and the process detailed above will be repeated. The Right of First Refusal does not apply to an Exempt Issuance (as defined in the Purchase Agreement) or to a registered offering made pursuant to a registration statement on Form S-1 or Form S-3.

In addition, pursuant to the terms of the Purchase Agreement, so long as the Note is outstanding, the Holder has the right to participate in any offering of securities by the Company which contains any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder (the “Participation Right”). The Participation Right does not apply in connection with an offering of securities which qualifies as an Exempt Issuance, a transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), a registered offering made pursuant to a registration statement on Form S-1 or Form S-3, or in connection with the satisfaction of outstanding trade payables.

The Purchase Agreement also provides for indemnification of the Holder and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the Note for general working capital purposes.

The description of the Note and the Purchase Agreement is qualified in its entirety by the full text of the Note and the Purchase Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the issuance of the Exchange Shares is hereby incorporated by reference into this Item 3.02. The offer and sale of the Exchange Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Exchange Shares are being issued in exchange for the partitioned notes which are other outstanding securities of the Company; (b) there is no additional consideration of value being delivered by the Note Holder in connection with the exchanges; and (c) there are no commissions or other remuneration being paid by the Company in connection with the exchanges.

As of June 27, 2019, the Company has issued and outstanding (i) 11,791,429 shares of Common Stock, which includes the issuance of the Exchange Shares, (ii) 1 share of Series 4 Convertible Preferred Stock which is convertible into 202 shares of Common Stock, (iii) 126 shares of Series 5 Convertible Preferred Stock which are convertible into approximately 37,838 shares of Common Stock (subject to rounding for fractional shares), and (iv) warrants to purchase up to 112,800 shares of Common Stock issued on January 15, 2019 in connection with the Company’s rights offering, exercisable at $3.33 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Promissory Note, dated as of June 27, 2019.

10.1	Form of exchange agreement, by and between Inpixon and Iliad Research and Trading, L.P.

10.2*	Note Purchase Agreement, dated as of June 27, 2019.

*	An exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: June 27, 2019	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Promissory Note, dated as of June 27, 2019.

10.1	Form of exchange agreement, by and between Inpixon and Iliad Research and Trading, L.P.

10.2*	Note Purchase Agreement, dated as of June 27, 2019.

*	An exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.